U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM S-8
                                   Amendment

          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         ARIZONA AIRCRAFT SPARES, INC.
                 (Name of Small Business Issuer in its Charter)

          Nevada                              3278                  88-0483722
(State or jurisdiction of incorporation   (Primary Standard           I.R.S.
          or organization                   Industrial               Employer
                                    Classification Code Number)  Identification
                                                                      No.)

        3431 E. Hemisphere Loop, Tucson, Arizona 85706; (520) 806-0666 (Address and telephone number of Registrant's principal executive offices and principal place of business)

                        Employee Stock Option Incentive Plan
       Non-Employee Directors and Consultants Retainer Stock Option Plan
                             (Full title of the Plans)

      Vito Peppitoni, 3431 E. Hemisphere Loop, Tucson, Arizona 85706;
                                (520) 806-0666
       (Name, address and telephone number, including area code, of agent for service)

                            CALCULATION OF REGISTRATION FEE

Title of            Amount to be      Proposed      Proposed      Amount of
Securities          Registered        Maximum      Aggregate      Registration
to be                                 Offering     Offering        Fee(1)
Registered                            Price Per    Price
                                       Share (1)

Common Stock        2,230,000         $1.00 (2)     $2,230,000      $180.40
Common Stock        1,770,000         $1.00 (3)     $1,770,000      $143.19

(1) The Offering Price is used solely for purposes of estimating the registration fee pursuant to Rule 457(h) promulgated pursuant to the Securities Act of 1933.

(2) This Offering Price per Share is established pursuant to the option exercise price set forth in the Employee Stock Incentive Plan, as amended, set forth in Exhibit 4.1 to this Form S-8.

(3) This Offering Price per Share is established pursuant to the Non-Employee Directors and Consultants Retainer Stock Plan, as amended, set forth in Exhibit 4.2 to this Form S-8.

Item 8.  Exhibits.

See below Exhibits 23.1 and 23.2

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this amendment to Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of Tucson, Arizona, on August 23, 2004.

                                       Arizona Aircraft Spares, Inc.
                                       By:  /s/  Vito Peppitoni
                                       Vito Peppitoni, President, Chief
                                       Executive Officer and Director

                          Special Power of Attorney

     The undersigned constitute and appoint Vito Peppitoni their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this amendment to Form S-8 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the U.S. Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

         Signature                    Title               Date

/s/ Vito Peppitoni        President, Chief Executive     August 23, 2004
Vito Peppitoni            Officer and Director

/s/ Sylvia Quintero       Director                       August 23,  2004
Sylvia Quintero